Exhibit 10.1
STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”) dated as of the 24th day of September 2007, is made and entered into by and between MASTODON VENTURES, INC., a Texas corporation with offices at 600 Congress Ave., Suite 1220, Austin, Texas 78701 (“Purchaser”) and CAREY BIRMINGHAM., an individual, with an address at 20022 Creek Farm, San Antonio, Texas 78259 (“Seller”).

W I T N E S S E T H :

WHEREAS, Seller is personally the record and beneficial owner of Forty One Million Five Hundred Eighty Nine Thousand Seven Hundred Eighty Three (41,589,783) pre split shares of the common stock of International Test Systems, Inc., a Delaware corporation (the “Company”); and

WHEREAS, Seller desires to sell to Purchaser a portion of the shares of common stock of the Company owned by him, and Purchaser is willing to purchase such shares of common stock from Seller, all on and subject to the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the foregoing premises, and of the mutual covenants and undertakings contained herein, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties to this Agreement hereby agree as follows:

ARTICLE 1
PURCHASE OF SHARES

1.01.              Purchase Terms.

           (a)      Seller hereby agrees, subject to the terms hereof, to sell to Purchaser free and clear of all liens, claims and encumbrances and Purchaser hereby agrees to purchase from Seller, free and clear of all liens, claims and encumbrances and subject to the terms hereof, One Million Six Hundred Thousand post-Reverse Split (as defined below) shares of the common stock of Seller (the “Shares”) for an aggregate cash purchase price of One Hundred and Ten Thousand Dollars ($110,000) (the “Purchase Price”), of which Seventeen Thousand Five Hundred Dollars ($17,500) has previously been paid to Seller, leaving a remaining balance due to Seller of Ninety-Two Thousand Five Hundred Dollars ($92,500). Any transfer or similar taxes, if any, imposed upon the sale and transfer of the Shares to Purchaser hereunder shall be borne by Seller.

                           (b)     Prior to the Closing, the Company will file a Certificate of Amendment to its Certificate of Incorporation (the “Amendment”) with the Secretary of State of Delaware (and provide a certified copy thereof to Purchaser) to:

(A)	effect a 1:25 reverse stock split of its issued and outstanding shares of common stock (the “Reverse Split”); and to

(B)	authorize 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, $0.001 par value per share.

(c)           The Company delivers to Purchaser a legal opinion of David M. Loev, Esq. confirming that the Reverse Split has been completed and is effective.

(d)           Seller will deliver to Purchaser, when requested, an original resignation as the sole officer and director of the Company, together with an original Consent to Action Without Meeting of the Board of Directors of the Company approving the appointment of Purchaser’s nominee to the Company’s Board of Directors (the “Corporate Documents”).

ARTICLE 2
THE CLOSING

2.01.                      The Closing.

                (a)           Provided that the Reverse Split and the Amendment have been completed, the closing of the transaction contemplated hereby (the “Closing”) will take place at the offices of the Purchaser thirty days after the Private Placement Memorandum (“PPM”) documents are completed  (the “Closing Date”).   ]

(b)           Purchaser’s obligation to close the transaction contemplated by this Agreement is subject to and conditioned upon the accuracy and completeness of Seller’s representations, warranties, covenants and obligations under this Agreement.

2.02.                      Closing Deliveries.

                (a)           Purchaser shall pay Seller $16,250 upon execution of this Agreement, leaving $76,250 to be paid by Purchaser to Seller pursuant to the terms of Section 2.03 below (the “Purchase Price Balance”).

(b)	Seller shall provide the Purchaser with certificates evidencing the Shares.

(c)
A condition to the Closing of this Agreement shall be the sale by the Company of 2,000,000 newly issued post reverse stock split shares of common stock to MV Equity Partners, Inc. simultaneous with and/or prior to the Closing of this Agreement at a purchase price of $2,000.

2.03                         Purchase Price Balance.

The Purchase Price Balance shall be paid by Purchaser to Seller as follows:
a)	$10,000 upon the completion by The Loev Law Firm, PC of a PPM for the sale of up to $5,000,000 in bridge loans by the Company (the “Bridge Loans”);

b)	$16,250 upon the completion of the Reverse Split; and

c)	$50,000 no later than 30 days from the date the PPM document is completed .

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE PARTIES

3.01.                        Representations and Warranties of Purchaser. To induce Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser hereby makes the following representations and warranties to Seller (which representations and warranties will be true and correct as of the date hereof and as of the Closing Date):

(a)           Organization; Authority.  Purchaser is a corporation entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, power and authority to enter into this Agreement and to consummate the transactions contemplated herein.  The execution, delivery and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of such Purchaser.  This Agreement has been duly and validly executed by Purchaser, and constitutes the valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b)           Investment Representation.  Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act of 1933, as amended, or any applicable state securities law and is acquiring the Shares for its own account and not with a view to or for distributing or reselling such Shares or any part thereof, has no present intention of distributing any of such Shares and has no arrangement or understanding with any other persons regarding the distribution of such Shares (this representation and warranty shall not limit Purchaser’s right to sell the Shares in compliance with applicable federal and state securities laws).

(c)           Birmingham Options. In connection with the Closing, Purchaser shall grant the Seller an option to repurchase up to 100,000 of the Shares from the Purchaser at $1.00 per share, for a period of two years from the date of the Closing.

3.02.                        Representations and Warranties of Seller.  To induce Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Seller hereby makes the following representations and warranties to Purchaser (which representations and warranties will be true and correct as of the date hereof and as of the Closing Date):

(a)           Capitalization; Organization; Authority.  The Company has 44,357,000 shares of common stock issued and outstanding; no preferred stock outstanding; and 1,420,000 warrants with an exercise price of $0.05 per share outstanding as of the parties’ entry into this Agreement. Following the Reverse Split, the Company will have approximately 1,774,280 (not including any shares issued in connection with rounding), and 56,800 warrants outstanding (not including any warrants issued in connection with rounding) with an exercise price of $1.25 per share.  The execution, delivery and performance by Seller of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Seller.  This Agreement has been duly and validly executed and delivered by Seller, and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b)           No Conflict With Other Instruments.  The consummation of the sale of the Shares to Purchaser in accordance with the terms of this Agreement will not be in conflict with, or result in a breach of, any term, condition, or provision of, or constitute a default under, any agreement, indenture, mortgage, deed of trust, or other instrument to which Seller is a party or otherwise relating to the Shares, and will not constitute an event that with the lapse of time or action by a third party, could result in a default under any of the foregoing, or result in the creation of any lien, charge, or encumbrance upon the Shares purchased hereby.

(c)           No Conflict With Judgments or Decrees.  The consummation of the sale of the Shares in accordance with the terms of this Agreement will not conflict with, or result in a breach of, any term, condition, or provision of any judgment, order, injunction, decree, writ, or ruling of any court or tribunal, to which Seller or the Shares are subject.

(d)           No Litigation.  There are no material actions, suits, proceedings or claims pending or threatened against Seller or the Company, at law or in equity, or before or by any foreign, federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, arbitration tribunal, instrumentality, by or against any other person or entity which in any way relate to Seller, its business, or the Shares, including any such actions, suits, proceedings or claims with respect to, or any way relating to, the transactions contemplated by this Agreement

(e)           Title.  The Shares, when sold by Seller to Purchaser pursuant to the terms hereof, will be fully paid, non-assessable and free and clear of all liens, claims, security interests or encumbrances of any kind.

(f)           Shareholders.  Seller is the sole officer and director of the Company and has the full and sole right and authority to elect and/or appoint Purchaser’s nominee to the Company’s Board of Directors in accordance with the terms hereof.  As of the date hereof, there are approximately 51 shareholders of Seller.  There are no written or oral employment or independent contractor agreements between Seller and any employee or third party.

                           (g)           Agreements.  Seller is not a party to any contract or agreement and is currently inactive.

                           (h)           Liabilities.  As of the date hereof, the Company’s liabilities do not exceed $80,000, and which liabilities will not exceed $210,000 prior to the final payment of the Purchase Price Balance. By Seller’s execution of this Agreement, Seller agrees that any amounts due to Seller by the Company as of the Closing Date will be deemed fully paid and satisfied (and, if requested by Purchaser, after the Closing, Seller will confirm same, in writing).

                            (i)            Financial Statements.    The Company’s unaudited financial statements as of June 30, 2007 are accurate and complete.  There have been no material changes in the Company’s financial statements since June 30, 2007, and such financial statements are filed with the Securities Exchange Commission.

4.03.                   Survival.  Notwithstanding any provision of this Agreement to the contrary, the representations and warranties of Purchaser and Seller set forth in this Article shall survive the Closing of the transactions contemplated hereby.

ARTICLE 4
MISCELLANEOUS

4.01.                   Miscellaneous.

           (a)           This Agreement constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, representations, warranties, statements, promises, arrangements and understandings, whether oral or written, express or implied, between the parties hereto with respect to the subject matter hereof and may not be changed or modified except by an instrument in writing signed by the party or parties to be bound thereby. This Agreement has been subject to the mutual consultation, negotiation and agreement of the parties hereto and shall not be construed for or against any party hereto on the basis of such party having drafted this Agreement.

           (b)           All notices, consents, requests, and other communications required or permitted to be given under this Agreement (the “Notices”), shall be in writing and delivered personally or by a nationally recognized overnight courier service, receipt acknowledged, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties hereto as follows (or to such other address as any of the parties hereto shall specify by notice given in accordance with this provision):

(i)	If to the Seller:

Attn: Cary G. Birmingham
20022 Creek Farm
San Antonio, Texas 78259

(ii)           If to Purchaser:

Mastodon Ventures, Inc.
600 Congress Avenue
Austin, Texas 78701

With a copy to:

David M. Loev, Esq.
The Loev Law Firm, PC
6300 West Loop South, Suite 280
Bellaire, Texas 77401

All such Notices shall be deemed given when personally delivered as aforesaid, or, if mailed as aforesaid, on the third business day after the mailing thereof or on the day actually received, if earlier, except for a notice of a change of address which shall be effective and deemed to have been given only upon receipt.

(c)           Neither Seller nor Purchaser may assign this Agreement or their respective rights, benefits or obligations hereunder without the written consent of the non-assigning party, except that Purchaser may assign, in whole or in part, its rights to purchase the Shares to any third party(ies) designated by it.

(d)           This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, administrators, executors and permitted assigns. Nothing contained in this Agreement is intended to confer upon any person or entity, other than the parties hereto, or their respective successors, heirs, personal representatives, administrators, executors or permitted assigns, any rights, benefits, obligations, remedies or liabilities under or in connection with this Agreement.

(e)            No waiver of any provision of this Agreement or of any breach hereof shall be effective unless in writing and signed by the party to be bound thereby. The waiver by any party hereto of a breach of any provision of this Agreement, or of any representation, warranty, obligation or covenant in this Agreement by the other party hereto, shall not be construed as a waiver of any subsequent breach of the same or of any other provision, representation, warranty, obligation or covenant of such other party under this Agreement, unless the instrument of waiver expressly provides otherwise.

(f)            This Agreement shall be governed by and construed in accordance withthe laws of Texas with respect to contracts made and to be fully performed therein without regard to the conflicts of laws principles thereof.  The parties hereto hereby agree that any suit or proceeding arising under or as a result of this Agreement or the consummation of the transactions contemplated hereby, shall be brought solely in a Federal or State court located in Travis County, Texas except as otherwise provided below.  By their execution hereof, the parties hereto irrevocably consent and submit to the in personam jurisdiction of the Federal and State courts located in Travis County, Texas and agree that any process in any suit or proceeding commenced in such courts under this Agreement may be served upon them personally or by certified or registered mail, return receipt requested, or by a nationally recognized overnight courier service which provides evidence of delivery, with the same force and effect as if personally served upon them in such City, County and State.  The parties hereto each waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense of lack of in personam jurisdiction with respect thereto.

    (g)   The parties hereto hereby agree that, at any time and from time to time after the date hereof upon the reasonable request of either of the parties hereto and at no cost to the party to which any such request is made, they shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances, and assurances as may be reasonably required to more effectively consummate this Agreement and the transactions contemplated thereby or to confirm or otherwise effectuate the provisions of this Agreement.

    (h)   Each party hereto represents and warrants to the other that he or it has been represented by independent counsel of his or its own choosing in connection with the negotiation, execution, delivery and consummation of this Agreement.

    (i)    Except as set forth below, each of the parties hereto shall bear all of their respective costs and expenses incurred in connection with the negotiation, preparation, execution, consummation, performance and/or enforcement of this Agreement.  Notwithstanding the foregoing, in the event of any action or proceeding instituted by either party hereto to enforce the provisions of this Agreement, the party prevailing therein shall be entitled to reimbursement by the other breaching party of the legal costs and expenses incurred by the prevailing party in connection therewith.

    (j)    This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one party and faxed to another party shall be deemed to have been executed and delivered by the signing party as though an original.  A photocopy of this Agreement shall be effective as an original for all purposes.

    (k)   The Article and Section headings used in this Agreement have been used for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

    (l)            If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have set their hands effective as of the date hereof.

SELLER:

/S/ Carey G. Birmingham
Carey G. Birmingham

PURCHASER:

MASTODON VENTURES, INC.

By: /S/ Robert Hersch
Robert Hersch, President